UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 22, 2013

TeleTech Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-11919	84-1291044
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9197 S. Peoria Street, Englewood, Colorado	80112
(Address of Principal Executive Offices)	(Zip Code)

(303) 397-8100

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 22, 2013, TeleTech Holdings, Inc. (“TeleTech”) announced the appointment of Mr. Brian Shepherd to the newly created position of Executive Vice President and President of Customer Strategy and Technology Services, effective January 28, 2013.

Mr. Shepherd, age 45, has been employed since 2005 by Amdocs Ltd. (NYSE: DOX), a provider of software and services for communications, media and entertainment industry service providers, serving as Executive Vice President and Group President since October, 2012, Senior Vice President and Group President of Broadband Cable and Satellite Group, Diversification and Global Marketing since November 2010, as Group President, Digital Services, Global Marketing, and Broadband Cable and Satellite since May 2010, as President of Amdocs Interactives since November 2008, as Division President, North America Communications and Cable since October 2006, and as Business Unit President of Cable and Satellite since 2005. Prior to its acquisition by Amdocs, Mr. Shepherd served as Senior Vice President of Customer Business Operations for DST Innovis, where he had been since 2002. Prior to his experience with DST Innovis and Amdocs, Mr. Shepherd was an executive with SoDeog Technologies, a wireless software company, a strategy consultant with McKinsey & Company, and manager of a pharmaceutical manufacturing operation for Eli Lilly. Mr. Shepherd holds a Bachelors Degree in Economics from Wabash College and a Masters in Business from Harvard Business School.

TeleTech Services Corporation (the “Company”), a subsidiary of TeleTech, and Mr. Shepherd have entered into an executive employment agreement (the “Employment Agreement”), effective on January 28, 2013. The Employment Agreement provides, in pertinent part, that Mr. Shepherd will receive a base salary of $450,000 per year. The Employment Agreement also provides that Mr. Shepherd will be eligible to participate in an annual incentive plan (“AIP”) consisting of both cash and equity components with payouts tied to varying achievement levels of the Company, and business unit, and individual targets. The AIP will be finalized during the first quarter of 2013, but will provide that Mr. Shepherd shall be eligible to receive incentive compensation not less beneficial to Mr. Shepherd than the following:  (i) cash incentive compensation of up to $900,000 per year, commencing in 2013 with the incentive for the first year being payable in March 2014, based on business unit and individual performance for the prior year, and achievement of Company and business unit targets as set forth by the Company for each year in which Mr. Shepherd is eligible to participate in the AIP; and (ii) up to $900,000 in fair market value equity grants on an annual basis commencing in 2013 with the first year grant being awarded in March 2014 with vesting over a five year period from the anniversary date of issue.  The amount of the fair market value equity grant will be determined based on a variety of performance criteria including but not limited to: Company and business unit revenue and operating income; signings revenue, operating income and net promoter score or “NPS” (to be defined in the AIP); and individual goals and objectives set forth by the Company. In addition, during the first full year of employment from Mr. Shepherd’s start date, and under the 2013 AIP described above, Mr. Shepherd will be guaranteed to earn a total cash and equity minimum bonus equivalent to at least $900,000 (the “First Year Bonus”), provided he does not resign or is not terminated for “Cause” through the actual AIP cash and equity payout date to occur no later than March 31, 2014.  If Mr. Shepherd voluntarily leaves the Company or is terminated for “Cause”: within the year 2014, but after the bonus payout date, any amounts of the First Year Bonus not deemed earned by the Company in accordance with the AIP will be repayable by Mr. Shepherd to the Company without interest on a monthly pro-rata basis.  In addition, and contingent upon approval by the Compensation Committee of TeleTech’s Board of Directors, TeleTech shall grant to Mr. Shepherd 75,000 time-based restricted stock units (“RSUs”) that will vest in accordance with the terms and conditions set forth in the Company’s restricted stock unit agreement. Mr. Shepherd will be eligible to receive additional annual

RSU grants as recommended by the Chief Executive Officer of TeleTech (the “CEO”) and as approved by the Compensation Committee.

The Company has also agreed to pay Mr. Shepherd’s COBRA premiums until such time as he is eligible for the Company’s health and wellness benefits.

The Employment Agreement may generally be terminated by either the Company or Mr. Shepherd upon 30 days’ written notice.  However, if the Company terminates Mr. Shepherd’s employment without “Cause”, the Company will pay to Mr. Shepherd as severance a sum equal to one year of Mr. Shepherd’s then current base salary. If Mr. Shepherd is terminated without “Cause” within the first full year of employment, he shall also receive $450,000, consisting of 50% of the AIP cash component bonus. All severance payments are contingent upon Mr. Shepherd entering into and complying with a separation agreement. “Cause” shall include any of the following acts:  (i) fraud, theft (or attempted theft), embezzlement, (or attempted embezzlement), dishonest acts or illegal conduct; (ii) similar acts of willful misconduct resulting in material damage to the Company; (iii) serious neglect in the performance of duties that results, in the reasonable judgment of the CEO, in a material adverse effect on the Company, which, in the case of such neglect which is capable of being cured, is not cured to the reasonable satisfaction of the CEO within fifteen (15) days after the Company gives written notice of such neglect; (iv) a material breach of the Employment Agreement that is not cured within fifteen (15) days following receipt of written notice of such breach from the Company; (v) use of any unlawful controlled substance or use of alcohol to an extent that it interferes on a continuing and material basis with the performance of duties under this Agreement, or (vi) a breach of a fiduciary duty that results in material impact to the Company and/or that results in personal profit to Mr. Shepherd (as determined by the Company in its sole discretion).

The above summary of the Employment Agreement is qualified in its entirety by reference to the Employment Agreement which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.  For more information on TeleTech’s incentive plans, see “Executive Compensation” in TeleTech’s Proxy Statement for its Annual Meeting held on May 24, 2012 filed with the SEC on April 13, 2012. A copy of the press release issued by TeleTech on January 22, 2013 with respect to the employment of Mr. Shepherd as Executive Vice President and President of Customer Strategy and Technology Services of the Company is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.             Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Exhibit

10.1	Employment Agreement between Brian Shepherd and TeleTech Services Corporation effective as of January 28, 2013

99.1	Press Release dated January 22, 2013 regarding the employment of Mr. Shepherd as Executive Vice President and President of Customer Strategy and Technology Services

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 23, 2013

TELETECH HOLDINGS, INC.
(Registrant)

By:	/s/ Kenneth D. Tuchman
Name:	Kenneth D. Tuchman
Title:	Chief Executive Officer

TELETECH HOLDINGS, INC.

EXHIBIT INDEX

Exhibit No.	Exhibit

10.1	Employment Agreement between Brian Shepherd and TeleTech Services Corporation effective as of January 28, 2013

99.1	Press Release dated January 22, 2013 regarding the employment of Mr. Shepherd as Executive Vice President and President of Customer Strategy and Technology Services